UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

May 12, 2025
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 12, 2025, CervoMed Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, shares (the “Shares”) of its common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000 through the Sales Agent, acting as agent.

Pursuant to the Sales Agreement, sales of the Shares may be made by any method permitted that is deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for the shares, through a market maker, or, if expressly authorized by the Company, in negotiated transactions. The Sales Agent will use its commercially reasonable efforts, subject to the terms of the Sales Agreement, to sell all of the Shares requested to be sold by the Company. Under the Sales Agreement, the Sales Agent will be entitled to compensation of 3.0% of the aggregate gross proceeds of any Shares sold under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time and from time to time suspend the offering of the Shares under the Sales Agreement.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any sales of Shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-282494), including the related prospectus, filed with the Securities and Exchange Commission on October 3, 2024 and declared effective on October 10, 2024, and the prospectus supplement that forms a part of the Registration Statement.

The foregoing description of certain provisions of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel to the Company, has issued a legal opinion relating to the Shares that may be sold pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02	Results of Operations and Financial Condition

On May 12, 2025, the Company issued a press release announcing financial results as of and for the quarter ended March 31, 2025. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in or incorporated by reference into this Item 2.02 (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated May 12, 2025, by and between CervoMed Inc. and Leerink Partners LLC
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
99.1	Press Release, issued May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2025	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Chief Financial Officer, General Counsel & Secretary

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